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CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the following with respect to this Registration Statement on Form S-8 filed by Gilbert Associates, Inc.:

 (1) The incorporation by reference in the registration statement of our report dated February 4, 1994 on our audits of the consolidated financial statements and the financial statement schedules of Gilbert Associates, Inc. and its Subsidiaries as of December 31, 1993 and January 1, 1993, and for each of the three years in the period ended December 31, 1993, as set forth in the Gilbert Associates, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

 (2) The incorporation by reference in the registration statement of our report dated May 20, 1994 relative to the financial statements of the Stock Purchase Program for Employees of Gilbert Associates, Inc. and its Subsidiaries as of December 31, 1993 and 1992.

 (3) The reference to our Firm under the caption "Experts" in the registration Statement.


                                                /s/Coopers & Lybrand L.L.P.

                                              COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
August 18, 1994